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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-23611) and related Prospectus of Pacific Gulf Properties Inc. for the registration of $250,000,000 of common stock, preferred stock, debt securities and warrants declared effective April 11, 1997 and in the related Prospectus Supplement dated June 5, 1997 for the registration of 2,100,000 shares of common stock. We also consent to the incorporation by reference therein of our report dated February 13, 1997, with respect to the consolidated and combined financial statements and schedule of Pacific Gulf Properties Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission and our report dated April 24, 1997, with respect to the combined statement of revenues and certain expenses of Terrace Gardens Apartments and Morning View Terrace Apartments included in the Company's Current Report on Form 8-K/A dated June 9, 1997, filed with the Securities and Exchange Commission.

Newport Beach, California
June 9, 1997